Exhibit 12
                                                    Form 10-Q
                                                    For the Three
                                                    Months Ended
                                                    December 31, 1997



                             Lucent Technologies Inc.
                Computation of Ratio of Earnings to Fixed Charges

                              (Dollars in Millions)
                                   (Unaudited)


                                                                 For the Three
                                                                 Months Ended
                                                               December 31, 1997

Earnings Before Income Taxes ................................       $ 1,478

Less Interest Capitalized during
  the Period ................................................             4

Less Undistributed Earnings of Less than 50%
  Owned Affiliates ..........................................             3

Add Fixed Charges ...........................................           122

Total Earnings ..............................................       $ 1,593



Fixed Charges

Total Interest Expense Including Capitalized Interest .......         $  93

Interest Portion of Rental Expense ..........................            29

    Total Fixed Charges .....................................         $ 122

Ratio of Earnings to Fixed Charges ..........................          13.1